Exhibit 4.1

GENPACT LUXEMBOURG S.À R.L.,

as the Company,

GENPACT LIMITED,

as Guarantor,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Trustee

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF November 18, 2019

to

INDENTURE

DATED AS OF March 27, 2017

Relating to

$400,000,000 of 3.375% Notes due 2024

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of November 18, 2019 (this “Second Supplemental Indenture”), among Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg registered with the Luxembourg trade and company register under number B131.149 (the “Company”), Genpact Limited, a Bermuda exempted company (“Parent”) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 27, 2017 (the “Base Indenture” and, together with this Second Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of its notes and other evidences of senior debt securities, to be issued in one or more series as therein provided;

WHEREAS, pursuant to the terms of the Base Indenture, on the date hereof, the Company desires to provide for the establishment of one series of notes to be known as its 3.375% Notes due 2024 (the “Notes”), the form and substance of such notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and in this Second Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Notes will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest on a senior unsecured basis (the “Guarantee”) by Parent; and

WHEREAS, the Company and Parent have requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a legal, valid and binding instrument in accordance with its terms, to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the legal, valid and binding obligations of the Company, and all acts and things necessary have been done and performed to make this Second Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects;

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

Article One

Definitions

Section 1.01    Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02    References in this Second Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Second Supplemental Indenture unless otherwise specified.

Section 1.03    For purposes of this Second Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Additional Notes” means any additional Notes that may be issued from time to time pursuant to Section 2.01(b).

“Base Indenture” has the meaning provided in the Recitals.

“Below Investment Grade Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies, and the Notes are rated below Investment Grade by each of the Rating Agencies, within 60 days from the earlier of (1) the date of the public notice of an arrangement that could result in a Change of Control and (2) the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Change in Tax Law” has the meaning provided in the Section 3.02.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one of its wholly owned Subsidiaries; (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding shares of Parent’s Voting Stock, measured by voting power rather than number of shares; (3) Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of the Company; (4) Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of Parent’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Parent’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; or (5) the adoption by the holders of Parent’s Voting Stock of a plan providing for Parent’s liquidation or dissolution.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning provided in the Preamble.

“Comparable Treasury Issue” means the United States Treasury security selected, in accordance with customary financial practice, by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes (assuming for this purpose that the Notes matured on the Par Call Date) to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Depositary” has the meaning provided in Section 2.03(d).

“Guarantee” has the meaning provided in the Recitals.

“Indenture” has the meaning provided in the Recitals.

“Independent Investment Banker” means one of the Reference Treasury Dealers, or their respective successors, that the Company appoints to act as the Independent Investment Banker from time to time.

“Initial Notes” means the aggregate principal amount of Notes issued on the date hereof, as specified in the first paragraph of Section 2.01.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Moody’s” means Moody’s Investors Services Inc. and its successors.

“Notes” has the meaning provided in the Recitals. For the avoidance of doubt, “Notes” shall include any Additional Notes.

“Par Call Date” means November 1, 2024 (the date that is one month prior to the maturity date of the Notes).

“Parent” has the meaning provided in the Preamble.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and one additional dealer in U.S. Government securities selected by the Company (each a “Primary Treasury Dealer”) and their respective successors which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Regular Record Date” has the meaning provided in Section 2.04.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Second Supplemental Indenture” has the meaning provided in the Preamble.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“substitute rating agency” has the meaning provided in the Section 2.04.

“Tax Redemption Date” has the meaning provided in the Section 3.02.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Trustee” has the meaning provided in the Preamble.

“Voting Stock” means, with respect to any Person as of any date, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Section 1.04    Luxembourg Terms.

In this Indenture, where it relates to the Company, a reference to:

a “winding-up”, “administration”, “liquidation”, “insolvency” or “dissolution” includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

a “receiver”, “administrative receiver”, “administrator, liquidator”, “compulsory manager” or the like includes, without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur or curateur; and

a “person being unable or admitting inability to pay its debts” includes that person being in a state of cessation of payments (cessation de paiements).

Article Two

General Terms and Conditions of the Notes

Section 2.01    Designation and Principal Amount.

(a)    The Notes are hereby authorized and designated the 3.375% Notes due 2024. The Notes may be authenticated and delivered under the Indenture in an unlimited aggregate principal amount. The Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $400,000,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 301 of the Base Indenture. The Notes will be senior unsecured obligations of the Company and will rank on the same basis with all of the Company’s other senior unsecured indebtedness from time to time outstanding.

(b)    In addition, without the consent of the Holders of the Notes, the Company may issue, from time to time in accordance with the provisions of the Indenture, Additional Notes having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the issue date, issue price, and, in some cases, the first payment of interest or interest accruing prior to the issue date of such Additional Notes). Any Additional Notes having such similar terms, together with the Notes issued on the date hereof, shall constitute a single series of Notes under the Indenture. No Additional Notes may be issued if an Event of Default has occurred with respect to the Notes.

Section 2.02    Maturity.

Unless an earlier redemption has occurred, the principal amount of the Notes shall mature and be due and payable, together with any accrued interest thereon, on December 1, 2024. If the maturity date of the Notes falls on a day that is not a Business Day, payment of principal, premium, if any, and interest for such Notes then due will be paid on the next Business Day. No interest on that payment will accrue from and after the maturity date.

Section 2.03    Form and Payment.

(a)    The Notes shall be issued as global notes in fully registered book-entry form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)    The Notes and the Trustee’s Certificates of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A, which form is hereby incorporated in and made a part of this Second Supplemental Indenture.

(c)    The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Second Supplemental Indenture, and the Company, Parent and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(d)    Principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to The Depository Trust Company (together with any successor thereto, the “Depositary”).

(e)    The global notes representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered in the name of the Depositary or a nominee of the Depositary. No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

Section 2.04    Interest.

Interest on the Notes shall accrue at the rate of 3.375% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2020 (each, an “Interest Payment Date”). Interest on the Notes shall be payable to the Holders in whose names the Notes are registered at the close of business on the preceding May 15 and November 15 (each, a “Regular Record Date”). Interest on the Notes will accrue from and including November 18, 2019, to, but excluding, the first Interest Payment Date and then from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or maturity date, as the case may be. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If any Interest Payment Date for the Notes is not a Business Day, then payment of interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest on such payment shall accrue for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day.

The interest rate payable on the Notes will be subject to adjustment from time to time if either Moody’s or S&P or, if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected pursuant to the definition of “Rating Agency” below (a “substitute rating agency”), downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Notes, in the manner described below.

If the rating assigned by Moody’s (or any substitute rating agency therefor) to the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the sum of the interest rate payable on the Notes on the date of this Indenture plus the percentage set forth opposite the applicable rating in the table below (plus, if applicable, the percentage set forth opposite the applicable rating in the table under “S&P Rating Percentage”):

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%
*	Including the equivalent ratings of any substitute rating agency.

If the rating assigned by S&P (or any substitute rating agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the sum of the interest rate payable on the Notes on the date of this Indenture plus the percentage set forth opposite the applicable rating in the table below (plus, if applicable, the percentage set forth opposite the applicable rating in the table under “Moody’s Rating Percentage”):

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%
*	Including the equivalent ratings of any substitute rating agency.

If at any time the interest rate on the Notes has been increased in accordance with the foregoing, and either Moody’s or S&P (or, in either case, a substitute rating agency therefor), as the case may be, subsequently upgrades its rating of the Notes to any of the threshold ratings set forth above, the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the sum of the interest rate payable on the Notes on the date of this Indenture plus the percentage set forth opposite the applicable ratings from the tables above in effect immediately following the upgrade in rating. If Moody’s (or any substitute rating agency therefor) subsequently upgrades its rating of the Notes to Baa3 (or its equivalent, in the case of a substitute rating agency) or higher, and S&P (or any substitute rating agency therefor) upgrades its rating to BBB- (or its equivalent, in the case of a substitute rating agency) or higher, the interest rate on the Notes will be decreased to the interest rate payable on the Notes on the date of this Indenture (and if one such upgrade occurs and the other does not, the interest rate on the Notes will be decreased so that it does not reflect any increase in the interest rate attributable to the upgrading Rating Agency). In addition, the interest rate on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both Rating Agencies) if the Notes become rated Baa1 and BBB+ (or, in either case, the equivalent thereof, in the case of a substitute rating agency) or higher by Moody’s and S&P (or, in either case, a substitute rating agency therefor), respectively (or one of these ratings if the Notes are only rated by one Rating Agency).

Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, a substitute rating agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced to below the interest rate payable on the Notes on the date of this Indenture or (2) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the date of this Indenture.

No adjustments to the interest rate of the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes. If at any time Moody’s or S&P ceases to provide a rating of the Notes, we will use our commercially reasonable efforts to obtain a rating of the Notes from a substitute rating agency, if one exists, in which case, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above, (a) such substitute rating agency will be substituted for the last Rating Agency to provide a rating of the Notes but which has since ceased to provide such rating, (b) the relative rating scale used by such substitute rating agency to assign ratings to senior unsecured debt will be determined in good faith by an Independent Investment Banker and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute rating agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the sum of the interest rate payable on the Notes on the date of this Indenture plus the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such substitute rating agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating, if any, by the other Rating Agency).

For so long as only one Rating Agency provides a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a downgrade or upgrade in the rating by the applicable Rating Agency shall be twice the applicable percentage set forth in the applicable table above. For so long as neither Moody’s nor S&P (nor, in either case, a substitute rating agency therefor) provides a rating of the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Notes on the date of this Indenture.

Any interest rate increase or decrease described above will take effect from the first interest payment date following the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which a rating change occurs. If Moody’s or S&P (or, in either case, a substitute rating agency therefor) changes its rating of the Notes more than once prior to any particular interest payment date, the last change by such Rating Agency prior to such interest payment date will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such Rating Agency’s action. If the interest rate payable on the Notes is increased as described above, the term “interest,” as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

Section 2.05    Other Terms and Conditions.

(a)    The Notes are not subject to a sinking fund.

(b)    The Defeasance and Covenant Defeasance provisions of Article Thirteen of the Base Indenture will apply to the Notes.

(c)    The Notes will be initially guaranteed by Parent pursuant to and on the terms set forth in the Base Indenture.

(d)    The Notes will be subject to the Events of Default provided in Section 501 of the Base Indenture, as supplemented by Section 5.01.

(e)    The Trustee will initially be the Security Registrar and Paying Agent for the Notes.

(f)    The Notes will be subject to the covenants provided in Article Ten of the Base Indenture (including, but not limited to, Sections 1008, 1009 and 1011), as supplemented by Section 4.01.

(g)    The Notes will be subject to Redemption for Tax Reasons provided in Section 1108 of the Base Indenture.

Article Three

Redemption

Section 3.01    Optional Redemption of the Notes.

(a)    At the Company’s option, the Notes may be redeemed, in whole at any time or in part from time to time, on at least 10 days’ but no more than 30 days’ prior written notice mailed to the registered Holders of the Notes to be redeemed.

(b)    If the Company elects to redeem the Notes prior to the Par Call Date, the Company will pay a redemption price equal to the greater of:

(i)    100% of the principal amount of the Notes to be redeemed; and

(ii)    the sum of the present value of the Remaining Scheduled Payments of principal and interest thereon that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the current Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(c)    If the Company elects to redeem the Notes on or after the Par Call Date, the Company will pay a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(d)    If money sufficient to pay the redemption price of and accrued interest on the Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date and the other conditions set forth in Article 11 of the Base Indenture are satisfied, then on and after the Redemption Date, interest will cease to accrue on the Notes (or such portion thereof) called for redemption. If any Redemption Date is not a Business Day, the Company will pay the redemption price on the next Business Day without any interest or other payment due to the delay.

(e)    If fewer than all of the Notes are to be redeemed at any time, not more than 45 days prior to the Redemption Date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously called shall be selected in accordance with the procedures of DTC. No Notes of $1,000 or less will be redeemed in part.

(f)    In the case of any redemption, the Security Registrar will not be required to register the transfer or exchange of any Note:

(i)    during a period beginning 15 Business Days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

(ii)    if the Company has called the Note for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 3.02    Redemption for Tax Reasons.

(a) The Company may redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 30 days’ prior notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (as defined below), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if we determine in good faith that, as a result of:

(1)	any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2)

any amendment to, or change in an official application, administration or written interpretation of such laws, treaties, regulations or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), a Payor is, or on the next Interest Payment Date would be, required to pay Additional Amounts with respect to the Notes and such obligation cannot be avoided by taking reasonable measures available to the Payor (including making payment through a paying agent located in another jurisdiction and, in the case of Parent, only if the payment giving rise to such requirement cannot be made by the Company without the obligation to pay Additional Amounts). Such Change in Tax Law must be publicly announced and become effective on or after the date of this Indenture (or if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the date of this Indenture, such later date). The foregoing provisions shall apply mutatis mutandis to any successor Person, after such successor Person becomes a party to this Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to this Indenture.

(b) Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication or mailing of any notice of redemption of Notes pursuant to the foregoing, the Issuer will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that the obligation to pay Additional Amounts cannot be avoided by the Payor taking reasonable measures available to it and (b) a written opinion of an independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the holders.

Article Four

Additional Covenants

Section 4.01    Purchase of Notes upon a Change of Control Repurchase Event.

(a)    If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes as set forth in Article Three of this Second Supplemental Indenture, the Company will make an offer to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction or event that constitutes or may constitute the Change of Control, the Company will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or event that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice may, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(b)    On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

(i)    accept for payment all Notes or portions of Notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Company’s offer;

(ii)    deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(iii)    deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered and not withdrawn the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any such Notes surrendered; provided, that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(c)    The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(d)    If Holders of not less than 90% in aggregate principal amount of the outstanding Notes tender and do not withdraw such Notes in a repurchase offer and the Company, or any third party making a repurchase offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 nor more than 30 days’ prior notice, given not more than 30 days following such purchase pursuant to the repurchase offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date.

(e)    Notwithstanding the provisions set forth in Section 902 of the Base Indenture, the provisions of this Second Supplemental Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Repurchase Event may be waived or modified prior to the occurrence of a Change of Control Repurchase Event with the written consent of the Holders of a majority in principal amount of the Notes then outstanding and affected by such waiver or modification.

(f)    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 by virtue of its compliance with such securities laws or regulations.

Article Five

Additional Events of Default

Section 5.01    Additional Events of Default.

Additional Events of Default. In addition to the Events of Default set forth in Section 501 of the Base Indenture, an “Event of Default” with respect to the Notes occurs if:

(a)    the Company fails to make the required offer to purchase Notes following a Change of Control Repurchase Event, if that failure continues for 60 days after notice is provided as set forth in clause (4) of Section 501 of the Base Indenture; or

(b)    the Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except as contemplated by the terms thereof), or Parent, or any person acting on its behalf, shall deny or disaffirm in writing the Guarantee.

Article Six

Amendments to the Base Indenture

Section 6.01    Limitation on Liens.

With respect to the Notes only, the second paragraph in Section 1008 of the Base Indenture is hereby replaced with the following:

Notwithstanding the restrictions outlined in the immediately preceding paragraph, the Company, Parent and any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee Secured Debt that would otherwise be subject to such restrictions, without equally and ratably securing the Securities; provided that after giving effect thereto, the sum of the aggregate amount of all outstanding Secured Debt (not including Secured Debt permitted under any of clauses (1) through (9) above), plus the aggregate amount of outstanding Attributable Debt with respect to Sale and Lease-Back Transactions incurred pursuant to the second paragraph of Section 1009, does not exceed the greater of $400,000,000 and 10% of Consolidated Total Assets as most recently determined on or prior to such date.

Section 6.02    Limitations on Sale and Lease-Back Transactions.

With respect to the Notes only, the second paragraph in Section 1009 of the Base Indenture is hereby replaced with the following:

Notwithstanding the restrictions outlined in the immediately preceding paragraph, the Company, Parent and any Restricted Subsidiary will be permitted to enter into Sale and Lease-Back Transactions that would otherwise be subject to such restrictions, without applying the net proceeds of such transactions in the manner set forth in clause (2) above; provided that after giving effect thereto, the sum of the aggregate amount of outstanding Attributable Debt with respect to such Sale and Lease-Back Transactions, plus the aggregate amount of all outstanding Secured Debt not permitted by clauses (1) through (9) under Section 1008, does not exceed the greater of $400,000,000 and 10% of Consolidated Total Assets as most recently determined on or prior to such date.

Article Seven

Miscellaneous

Section 7.01    Application of Second Supplemental Indenture.

The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed. This Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 7.02    Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 7.03    Conflict with Base Indenture.

To the extent not expressly amended or modified by this Second Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Second Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Second Supplemental Indenture shall control.

Section 7.04    Governing Law.

THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE PROVISIONS OF ARTICLES 470-1 TO 470-19 OF THE LUXEMBOURG ACT DATED AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED (THE “LUXEMBOURG COMPANIES ACT 1915”) ARE NOT APPLICABLE TO THE NOTES. NO HOLDER OF ANY NOTES MAY INITIATE PROCEEDINGS AGAINST THE ISSUER BASED ON ARTICLE 470-21 OF THE LUXEMBOURG COMPANIES ACT 1915.

Section 7.05    Successors.

All agreements of the Company and Parent in the Base Indenture, this Second Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Second Supplemental Indenture shall bind its successors.

Section 7.06    Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.07    Trustee Disclaimer.

The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture and the Notes other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein and in the Notes are deemed to be those of the Company and Parent and not the Trustee and the Trustee assumes no responsibility for the same. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Second Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

GENPACT LUXEMBOURG S.À R.L.,
as the Company

By:	/s/ Heather White
Name:	Heather White
Title:	Authorized Signatory

GENPACT LIMITED,
as Guarantor

By:	/s/ Heather White
Name:	Heather White
Title:	General Counsel and Corporate Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

[Signature Page to Second Supplemental Indenture]

Exhibit A

Form of Note representing the 3.375% Notes due 2024

No. [    ]

GENPACT LUXEMBOURG S.À R.L.

Société à responsabilité limitée

12F, rue Guillaume Kroll

L-1882 Luxembourg

R.C.S. Luxembourg: B131.149

3.375% Notes due 2024

$[    ]

CUSIP / ISIN No. [    ] / [    ]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Genpact Luxembourg S.à r.l., Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg registered with the Luxembourg trade and company register under number B131.149 (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of              Dollars ($            ) or such other amount indicated on the Schedule of Exchange of Global Notes attached hereto on December 1, 2024 (if such date is not a Business Day, payment of principal, premium, if any, and interest for the Securities will be paid on the next Business Day); provided, however, that no interest on that payment will accrue from and after December 1, 2024, and to pay interest thereon from November 18, 2019, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing June 1, 2020, at the rate of 3.375% per annum, until the principal hereof is paid or made available for payment (subject to adjustment as provided for in Section 2.04 of the Indenture). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Security shall be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date for the Notes is not a Business Day, then payment of interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest on such payment shall accrue for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day.

So long as all of the Securities of this series are represented by Global Securities, the principal of, premium, if any, and interest, if any, on this Global Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary. If at any time the Securities of this series are no longer represented by the Global Securities and are issued in definitive form (“Certificated Securities”), then the principal of, premium, if any, and interest, if any, on each Certificated Security at Maturity shall be paid to the Holder upon surrender of such Certificated Security at the office or agency maintained by the Company in the Borough of Manhattan, The City of New York (which shall initially be the principal corporate trust office of Wells Fargo Bank, National Association, as Trustee) or at such other place or places as may be designated in or pursuant to the Indenture, provided that such Certificated Security is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Securities other than at Maturity may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Signature Page Follows

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

GENPACT LUXEMBOURG S.À R.L.

By:
Name:
Title:

Trustee’s Certificate of Authentication.

This is one of the Securities of the series designated

herein referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

By:

Authorized Signatory

Reverse of Security

GENPACT LUXEMBOURG S.À R.L.

This Security is one of a duly authorized issue of securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 27, 2017 (the “Base Indenture”), among the Company, Genpact Limited, a Bermuda exempted company (“Parent”), and Wells Fargo Bank, National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the Second Supplemental Indenture, dated as of November 18, 2019 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Parent and the Trustee, and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, Parent, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially in aggregate principal amount of $[    ].

The Company may redeem the Securities, in whole at any time or in part from time to time, on at least 10 days’ but no more than 30 days’ prior written notice mailed to the registered Holders of the Securities to be redeemed.

If the Company elects to redeem the Securities prior to the Par Call Date, the Company will pay a redemption price equal to the greater of:

(i)     100% of the principal amount of the Securities to be redeemed; and

(ii)     the sum of the present value of the Remaining Scheduled Payments of principal and interest thereon that would be due if the Securities matured on the Par Call Date (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the current Treasury Rate plus 30 basis points, plus accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

If the Company elects to redeem the Securities on or after the Par Call Date, the Company will pay a redemption price equal to 100% of the principal amount of the Securities redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

If money sufficient to pay the redemption price of and accrued interest on the Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date and certain other conditions are satisfied, then on and after the Redemption Date, interest will cease to accrue on the Securities (or such portion thereof) called for redemption and such Securities will cease to be outstanding. If any Redemption Date is not a Business Day, the Company will pay the redemption price on the next Business Day without any interest or other payment due to the delay.

If fewer than all of the Securities are to be redeemed at any time, not more than 45 days prior to the Redemption Date, the particular Securities or portions thereof for redemption from the outstanding Securities not previously called shall be selected in accordance with the procedures of DTC. No Securities of $1,000 or less will be redeemed in part.

In the case of any redemption, the Security Registrar will not be required to register the transfer or exchange of any Security:

(i)    during a period beginning 15 Business Days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

(ii)    if the Company has called the Security for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The Company may redeem the Securities in whole, but not in part, at any time upon giving not less than 10 nor more than 30 days’ prior notice to the Holders of the Securities (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (as defined below), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if we determine in good faith that, as a result of:

(1)	any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2)

any amendment to, or change in an official application, administration or written interpretation of such laws, treaties, regulations or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), a Payor is, or on the next Interest Payment Date would be, required to pay Additional Amounts with respect to the Securities and such obligation cannot be avoided by taking reasonable measures available to the Payor (including making payment through a paying agent located in another jurisdiction and, in the case of Parent, only if the payment giving rise to such requirement cannot be made by the Company without the obligation to pay Additional Amounts). Such Change in Tax Law must be publicly announced and become effective on or after the date of the Indenture (or if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the date of the Indenture, such later date). The foregoing provisions shall apply mutatis mutandis to any successor Person, after such successor Person becomes a party to the Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to the Indenture.

Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication or mailing of any notice of redemption of Notes pursuant to the foregoing, the Issuer will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that the obligation to pay Additional Amounts cannot be avoided by the Payor taking reasonable measures available to it and (b) a written opinion of an independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the holders.

“Comparable Treasury Issue” means the United States Treasury security selected, in accordance with customary financial practice, by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Securities (assuming for this purpose that the Securities matured on the Par Call Date) to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers, or their respective successors, that the Company appoints to act as the Independent Investment Banker from time to time.

“Par Call Date” means November 1, 2024 (the date that is one month prior to the maturity date of the Securities).

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and one additional dealer in U.S. Government securities selected by the Company (each a “Primary Treasury Dealer”) and their respective successors which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to any Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an interest payment date with respect to such Security, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Remaining Life of the Securities to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

The Indenture contains provisions, which will apply to the Securities, for defeasance and covenant defeasance and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected, voting as a single class. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or Trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State, without regard to conflict of laws principles thereof.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Purchase of Securities upon a Change of Control Triggering Event

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Securities, the Company will make an offer to each Holder of Securities to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction or event that constitutes or may constitute the Change of Control, the Company will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or event that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice may, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

(i)    accept for payment all Securities or portions of Securities (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Company’s offer;

(ii)    deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Securities or portions of Securities properly tendered and not withdrawn; and

(iii)    deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Securities properly tendered and not withdrawn the purchase price for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Security equal in principal amount to any unpurchased portion of any such Securities surrendered; provided, that each new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding Securities tender and do not withdraw such Securities in a repurchase offer and the Company, or any third party making a repurchase offer in lieu of the Company, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 nor more than 30 days’ prior notice, given not more than 30 days following such purchase pursuant to the repurchase offer described above, to redeem all Securities that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date.

Notwithstanding the provisions set forth in the Base Indenture, the provisions of this Security relating to the Company’s obligation to make an offer to repurchase the Securities as a result of a Change of Control Repurchase Event may be waived or modified prior to the occurrence of a Change of Control Repurchase Event with the written consent of the Holders of a majority in principal amount of the Securities then outstanding and affected by such waiver or modification.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this provision, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this provision by virtue of its compliance with such securities laws or regulations.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one of its wholly owned Subsidiaries; (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding shares of Parent’s Voting Stock, measured by voting power rather than number of shares; (3) Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of the Company; (4) Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of Parent’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Parent’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; or (5) the adoption by the holders of Parent’s Voting Stock of a plan providing for Parent’s liquidation or dissolution.

For purposes of the foregoing discussion of the purchase of Securities upon a Change of Control Triggering Event, the following definitions are applicable:

“Below Investment Grade Rating Event” means the rating on the Securities is lowered by each of the Rating Agencies, and the Securities are rated below Investment Grade by each of the Rating Agencies, within 60 days from the earlier of (1) the date of the public notice of an arrangement that could result in a Change of Control and (2) the occurrence of a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Services Inc. and its successors.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any Person as of any date, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Interest Rate Adjustment

The interest rate payable on the Securities will be subject to adjustment from time to time if either Moody’s or S&P or, if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of our control, another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected pursuant to the definition of “Rating Agency” below (a “substitute rating agency”), downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Securities, in the manner described below.

If the rating assigned by Moody’s (or any substitute rating agency therefor) to the Securities is decreased to a rating set forth in the immediately following table, the interest rate on the Securities will increase such that it will equal the sum of the interest rate payable on the Securities on the date of the Indenture plus the percentage set forth opposite the applicable rating in the table below (plus, if applicable, the percentage set forth opposite the applicable rating in the table under “S&P Rating Percentage”):

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

*	Including the equivalent ratings of any substitute rating agency.

If the rating assigned by S&P (or any substitute rating agency therefor) of the Securities is decreased to a rating set forth in the immediately following table, the interest rate on the Securities will increase such that it will equal the sum of the interest rate payable on the Securities on the date of the Indenture plus the percentage set forth opposite the applicable rating in the table below (plus, if applicable, the percentage set forth opposite the applicable rating in the table under “Moody’s Rating Percentage”):

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any substitute rating agency.

If at any time the interest rate on the Securities has been increased in accordance with the foregoing, and either Moody’s or S&P (or, in either case, a substitute rating agency therefor), as the case may be, subsequently upgrades its rating of the Securities to any of the threshold ratings set forth above, the interest rate on the Securities will be decreased such that the interest rate for the Securities equals the sum of the interest rate payable on the Securities on the date of the Indenture plus the percentage set forth opposite the applicable ratings from the tables above in effect immediately following the upgrade in rating. If Moody’s (or any substitute rating agency therefor) subsequently upgrades its rating of the Securities to Baa3 (or its equivalent, in the case of a substitute rating agency) or higher, and S&P (or any substitute rating agency therefor) upgrades its rating to BBB- (or its equivalent, in the case of a substitute rating agency) or higher, the interest rate on the Securities will be decreased to the interest rate payable on the Securities on the date of the Indenture (and if one such upgrade occurs and the other does not, the interest rate on the Securities will be decreased so that it does not reflect any increase in the interest rate attributable to the upgrading Rating Agency). In addition, the interest rate on the Securities will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both Rating Agencies) if the Securities become rated Baa1 and BBB+ (or, in either case, the equivalent thereof, in the case of a substitute rating agency) or higher by Moody’s and S&P (or, in either case, a substitute rating agency therefor), respectively (or one of these ratings if the Securities are only rated by one Rating Agency).

Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, a substitute rating agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Securities be reduced to below the interest rate payable on the Securities on the date of the Indenture or (2) the total increase in the interest rate on the Securities exceed 2.00% above the interest rate payable on the date of the Indenture.

No adjustments to the interest rate of the Securities shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Securities. If at any time Moody’s or S&P ceases to provide a rating of the Securities, we will use our commercially reasonable efforts to obtain a rating of the Securities from a substitute rating agency, if one exists, in which case, for purposes of determining any increase or decrease in the interest rate on the Securities pursuant to the tables above, (a) such substitute rating agency will be substituted for the last Rating Agency to provide a rating of the Securities but which has since ceased to provide such rating, (b) the relative rating scale used by such substitute rating agency to assign ratings to senior unsecured debt will be determined in good faith by an Independent Investment Banker and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute rating agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the interest rate on the Securities will increase or decrease, as the case may be, such that the interest rate equals the sum of the interest rate payable on the Securities on the date of the Indenture plus the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such substitute rating agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating, if any, by the other Rating Agency).

For so long as only one Rating Agency provides a rating of the Securities, any subsequent increase or decrease in the interest rate of the Securities necessitated by a downgrade or upgrade in the rating by the applicable Rating Agency shall be twice the applicable percentage set forth in the applicable table above. For so long as neither Moody’s nor S&P (nor, in either case, a substitute rating agency therefor) provides a rating of the Securities, the interest rate on the Securities will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Securities on the date of the Indenture.

Any interest rate increase or decrease described above will take effect from the first interest payment date following the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which a rating change occurs. If Moody’s or S&P (or, in either case, a substitute rating agency therefor) changes its rating of the Securities more than once prior to any particular interest payment date, the last change by such Rating Agency prior to such interest payment date will control for purposes of any interest rate increase or decrease with respect to the Securities described above relating to such Rating Agency’s action. If the interest rate payable on the Securities is increased as described above, the term “interest,” as used with respect to the Securities, will be deemed to include any such additional interest unless the context otherwise requires.

Parent Guarantee

All payments by the Company under the Indenture and the Securities are fully and unconditionally guaranteed by Parent.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

the within Global Security of GENPACT LUXEMBOURG S.À R.L. and all rights hereunder, hereby irrevocably constituting and appointing to transfer said Global Security on the books of the within-named Company, with full power of substitution in the premises.

Dated:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or part of this Note purchased by the Company pursuant to Change of Control Repurchase Event, state the amount you elect to have purchased:

$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGE OF GLOBAL NOTES*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.

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